Exhibit 99.1

For information, contact:

Investors - David Oatman, 281-836-7035

Media - Susan Moore, 281-836-7398

EXTERRAN PARTNERS ANNOUNCES DEPARTURE OF CHIEF FINANCIAL OFFICER,

APPOINTMENT OF NEW CHIEF FINANCIAL OFFICER

HOUSTON, Feb. 23, 2012 – Exterran Partners, L.P. (NASDAQ: EXLP) announced today that J. Michael Anderson, Senior Vice President and Chief Financial Officer (CFO) of its managing general partner, has informed the Board of Directors that he intends to leave Exterran effective April 2, 2012. Anderson will be joining a privately held midstream company as its CFO.

Exterran Partners also announced that David S. Miller has been appointed as Senior Vice President and CFO of Exterran GP LLC, to be effective immediately following Anderson’s resignation.

Brad Childers, President and Chief Executive Officer of Exterran Partners’ managing general partner, stated, “Michael has made many valuable contributions to Exterran and played a pivotal role in the establishment of Exterran Partners. His leadership will be missed and we wish him well on his next endeavor.”

Childers continued, “I’m pleased that David has accepted this role. He is a valued member of our Finance organization and most recently was Vice President Finance of our Eastern Hemisphere region. He led Exterran Partners as CFO previously, and he brings important financial and management experience to his new position that will give us continuity and a smooth transition as we continue to execute our growth strategy,” added Mr. Childers.

About Exterran Partners

Exterran Partners provides natural gas contract operations services to customers throughout the United States. Exterran Holdings, Inc. (NYSE: EXH) owns an equity interest in Exterran Partners, including all of the general partner interest. For more information, visit www.exterran.com.

Forward-Looking Statements

All statements, other than statements of historical fact, included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, expectations relating to the management changes. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, which are more fully described in Exterran Partners’ Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. These risks, uncertainties and assumptions could cause actual results to differ materially from those described in the forward-looking statements. Exterran assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Source

Exterran Partners, L.P.